UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                              December 9, 2012

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported on December 10, 2012, James Diller was appointed interim President and Chief Executive Officer of Intersil Corporation (the “Company”) by the Company’s Board of Directors (the “Board”).  The Board took such action at a meeting held on December 9, 2012 during which Mr. Diller resigned his position as a member of the Compensation Committee of the Board.

At a meeting of the Compensation Committee of the Board also held on December 9, 2012 following the meeting of the Board, the Compensation Committee granted Mr. Diller, as sole compensation for his services to the Company as interim President and Chief executive Officer, a non-qualified option to purchase 400,000 shares of common stock of the Company (the “Option”).  The Option has an exercise price of $7.56, the closing price of the Company’s stock traded on the NASDAQ Exchange on December 7, 2012, the last completed trading day, and vests on the earliest of (i) December 9, 2013, (ii) a Change in Control of the Company (as defined in the Intersil Corporation 2008 Equity Compensation Plan, as amended and restated from time to time (the “Plan”)) and (iii) the hiring of a new Chief Executive Officer by the Company, if Mr. Diller has not previously had a Separation from Service (as defined in the Plan). The Option has a 7-year term and expires on December 9, 2019.  Should Mr. Diller have a Separation from Service for any reason other than disability, death or for cause, any unexercised portion of the Option will remain exercisable until the earlier of the one-year period immediately following his date of termination or the expiration date of the Option.  During the period of his service as interim President and Chief Executive Officer, Mr. Diller will forego all cash and equity compensation paid by the Company to its independent directors.

The above descriptions of the Option are summaries only and are qualified in their entirety by reference to the Plan and the Intersil Corporation 2008 Equity Compensation Plan Terms and Conditions One-Year Cliff (the “Terms and Conditions”).  A copy of the Terms and Conditions is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Intersil Corporation 2008 Equity Compensation Plan Terms and Conditions One-Year Cliff, effective December 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION
December 13, 2012	By: /s/ Thomas C. Tokos
Name: Thomas C. Tokos Title: Sr. Vice President, General Counsel and Secretary